UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
____________
Date of Report (Date of earliest event reported): May 15, 2015
CF Industries Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation) 4 Parkway North, Suite 400 Deerfield, IL (Address of principal executive office)	001-32597 (Commission File No.)	20-2697511 (I.R.S. Employer Identification No.) 60015 (Zip Code)

Registrant’s telephone number, including area code (847) 405-2400
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
CF Industries Holdings, Inc. (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”) on May 15, 2015. The final voting results for the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

1.
Election of directors (each of the persons named below was elected at the Annual Meeting to serve for a one-year term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified):

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert C. Arzbaecher	36,378,108	161,022	261,261	2,513,106
William Davisson	36,225,548	312,969	261,874	2,513,106
Stephen A. Furbacher	36,388,549	150,491	261,351	2,513,106
Stephen J. Hagge	36,393,926	145,166	261,299	2,513,106
John D. Johnson	36,225,532	313,585	261,274	2,513,106
Robert G. Kuhbach	36,390,871	147,608	261,912	2,513,106
Edward A. Schmitt	36,382,532	156,254	261,605	2,513,106
Theresa E. Wagler	36,398,175	140,418	261,798	2,513,106
W. Anthony Will	36,393,764	144,307	262,320	2,513,106

2.	Approval of an advisory resolution regarding the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,322,729	2,042,170	435,492	2,513,106

3.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,765,012	1,291,620	256,865	—

4.	Stockholder proposal regarding proxy access:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,943,385	15,575,541	281,465	2,513,106

5.	Stockholder proposal regarding the right to act by written consent:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,703,912	21,734,581	361,898	2,513,106

Item 8.01 Other Events.
On May 15, 2015, CF Industries Holdings, Inc. (the “Company”) issued a press release announcing that its Board of Directors has declared a 5-for-1 stock split of the Company’s common stock to be effected in the form of a stock dividend. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 15, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 15, 2015	CF INDUSTRIES HOLDINGS, INC.

		By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 15, 2015